EXHIBIT 3.1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

 OF

COMMUNITY BANKSHARES, INC.

I.

                        The name of the corporation is:

COMMUNITY BANKSHARES, INC.

II.

                        The Corporation is organized pursuant to the provisions of Georgia Business Corporation Code.

III.

                        The Corporation shall have perpetual duration.

IV.

                        The Corporation is organized for the purpose of doing any and all things which a corporation may now or hereafter be authorized to do under the Georgia Business Corporation Code or under any act amendatory thereof, supplemental thereto, or substituted therefore, including, but not by way of limitation, the following specific purposes:

                        (a)       To act as a holding company and to acquire, own, hold, sell, exchange, assign, transfer, create security interest in, pledge or otherwise dispose of shares, or voting trust certificates or depository receipts for shares, or capital stock of, or any bonds, notes, debentures or other evidences of indebtedness, options, warrants or other securities issued by, other businesses of any lawful charter, including, but not limited to, banks, insurance agencies and companies, mortgage loan and servicing companies, trust companies, data processing companies, courier or messenger companies and any other businesses providing goods or services related to banking; and

                        (b)       To operate insurance agencies, to make and acquire mortgage loans and render mortgage loan services, to provide data processing and management services, to provide factoring services, to provide courier or messenger services and to provide other goods or services related to banking.

                        To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of the Corporation.

                        IN FURTHERANCE OF AND NOT IN LIMITATION of the general powers conferred by the laws of the State of Georgia and the objects and purposes herein set forth, it is expressly provided that to such extent as a corporation organized under the Georgia Business Corporation Code may now or hereafter lawfully do, the Corporation shall have the power to do, either as principal or agent and either alone or in connection with other corporations, firms or individuals, all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the Corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights and privileges which a corporation may now or hereafter be authorized to do or to exercise under the Georgia Business Corporation Code or under any act amendatory thereof, supplemental thereto or substituted therefor.

                        The foregoing provisions of this Article IV shall be construed both as purposes and powers and each as an independent purpose and power.  The foregoing enumeration of specific purposes and powers herein specified shall, except when otherwise provided in this Article IV, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of these Articles of Incorporation.

V.

                        The total number of shares of capital stock which the Corporation shall have authority to issue is 5,100,000 shares, consisting of 5,000,000 shares of Common Stock of $1.00 par value per share (the “Common Stock”) and 100,000 shares of Preferred Stock of $50.00 par value per share (the “Preferred Stock”).

                        The Corporation may purchase its own shares of capital stock out of unreserved and unrestricted earned surplus and capital surplus available therefor and as otherwise provided by law.

                        The voting powers, designations, preferences and relative rights of the classes of stock of the Corporation which are fixed by these Articles of Incorporation and the authority expressly vested in the Board of Directors to fix, by resolution or resolutions providing for the issue of Preferred Stock, the voting powers (if any), designations, preferences and relative rights of the shares of Preferred Stock which are not fixed by these Articles of Incorporation, are as follows:

                        (1)       Subject to the provisions of any applicable law, or of the By-Laws of the Corporation as from time to time amended, with respect to the fixing of a record date for the determination of shareholders entitled to vote and except as otherwise provided by any applicable law or by the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have and possess exclusive voting power and rights for the election of directors and for all other purposes, with each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation in the election of directors and on all other matters presented to the shareholders.

                        (2)       Except as otherwise provided by applicable law, or by the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of shares of Preferred Stock, as such holders, (i) shall not have any right to vote, and are hereby specifically excluded from the right to vote, in the election of directors or for any other purpose, and (ii) shall not be entitled to notice of any meeting of shareholders.

                        (3)       Before any sum or sums shall be set aside or applied to the purchase of any outstanding shares of Common Stock, and before any dividend shall be declared or paid or any distribution ordered or made upon the Common Stock (other than a dividend payable in shares of Common Stock), the Corporation shall have complied with the dividend and sinking fund requirements (if any) set forth in any resolution or resolutions of the Board of Directors with respect to the issue of any series of Preferred Stock of which any shares shall at the time be outstanding.

                        (4)       Subject the provisions of Paragraph 3 of this Article V, and to such other limitations as may be specified in any resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends as may be declared by the Board of Directors from time to time.

                        (5)       In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of shares of Preferred Stock of the full amount to which any series of the Preferred Stock of the full amount to which any series of the Preferred Stock is entitled as set forth in the resolution or resolutions of the Board of Directors providing for the issue thereof, the holders of outstanding shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to share in all remaining assets of the Corporation available for distribution to its shareholders ratably according to the number of shares of Common Stock held by them.  Neither the merger nor consolidation of the Corporation with or into any other corporation or corporations, nor the merger or consolidation of any other corporation or corporations into or with the Corporation, nor the sale, transfer, mortgage, pledge or lease by the Corporation of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

                        (6)       The Preferred Stock may be issued from time to time in one or more series of any number of shares, except that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized.  Each series of Preferred Stock shall be distinctively designated by number, letter or descriptive words.

                        (7)       Authority is hereby expressly granted to and vested in the Board of Directors to issue the Preferred Stock at any time, or from time to time, as Preferred Stock of any one or more series, and, in connection with the establishment of each such series, to fix by resolution or resolutions providing for the issue of the shares thereof the voting powers, if any, and the designation, preferences and relative rights of each such series of Preferred Stock to the full extent now or hereafter permitted by these Articles of Incorporation and the laws of the State of Georgia, including, without limiting the generality of the foregoing, all of the following matters which any vary between each series:

                        (a)       The distinctive designation of such series and the number of shares which constitute such series, which number may be increased or decreased either before or subsequent to the issuance of any shares of such series (but not below the number of shares of such series then outstanding), from time to time by action of the Board of Directors;

                        (b)       The dividend rate of such series, the dates of payment thereof, and any limitations, restrictions or conditions on the payment of dividends, including whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on the shares of each series;

                        (c)       The price or prices at which, and the terms, times and conditions on which, the shares of such series may be redeemed at the option of the Corporation or at the option of the holder of such shares;

                        (d)       The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment to the holders of shares of each series;

                        (e)       Whether or not the shares of such series shall be entitled to the benefit of a purchase, retirement or sinking fund to be applied to the redemption or purchase of such series, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which the shares of such series may be redeemed or purchased through the application of such fund;

                        (f)        Whether or not the shares of such series shall be made convertible into, or exchangeable for, shares of any other class or classes of stock of the Corporation, or the shares of any other series of Preferred Stock, and, if made so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                        (g)       Whether or not the shares of such series shall have any voting right, and, if voting rights are so granted, the extent of such voting rights and the terms and conditions under which such voting rights may be exercised;

                        (h)       Whether or not the issue of any additional shares of such series or of any future series in addition to such series shall be subject to restrictions in addition to the restrictions, if any, on the issue of additional shares imposed in the resolution or resolutions fixing the terms of any outstanding series of Preferred Stock theretofore issued pursuant to this Paragraph 7, and, if subject to additional restrictions, the extent of such additional restrictions; and

                        (i)        Whether or not the shares of such series shall be entitled to the benefit of limitations restrictions the purchase of, the payment of dividends on, or the making of other distributions in respect of stock of any class of the Corporation, and the terms of any such restrictions; provided, however, that such restrictions shall not include any prohibition on the payment of dividends or with respect to distributions in the event of voluntary or involuntary liquidation established for any outstanding series of Preferred Stock theretofore issued.

                        The Board of Directors may from time to time distribute to stockholders out of capital surplus of the Corporation a portion of its assets, in cash or in property.

VI.

                        None of the holders of any capital stock of the Corporation of any kind, class or series now or hereafter authorized shall have preemptive rights with respect to any shares of capital stock of the Corporation of any kind, class or series now or hereafter authorized.

VII.

                        In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the Corporation, the Board of Directors of the Corporation, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the Corporation or its Shareholders, may consider interests of the employees, customers, suppliers, and creditors of the Corporation and its subsidiaries, the communities in which offices or other establishments of the Corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that such consideration shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.

VIII.

                        No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of his duty of care or other duty as a director, provided, that this provision shall eliminate or limit the liability of a director only to the extent permitted from time to time by the Georgia Business Corporation Code or any successor laws or laws.

IX.

                        I. (A) In addition to any affirmative vote required by law, and subject to the provisions of any series of Preferred Stock which may at the time be outstanding, the affirmative vote of the holders of not less than 75% of the outstanding shares of Common Stock of the Corporation and the affirmative vote of the holders of not less than 75% of the outstanding shares of Common Stock of the Corporation other than those beneficially owned (as defined below) by an Interested Shareholder (as defined below) (the "two-tier voting requirement"), shall be required for the approval or authorization of any Business Combination (as defined below) of the Corporation with such Interested Shareholder; provided that the two-tier voting requirement shall not be applicable if the Business Combination was approved by three-fourths of all Directors.

                        (B) The term "Business Combination" as used in this Article IX shall mean:

                        (i) any merger or consolidation of the Corporation or any Subsidiary (as hereafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $1,000,000 or more; or (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder.

                        II.  For purposes of this Article IX:

                        (A)  A "person" shall mean any individual, firm, corporation or other entity.

                        (B)  "Interested Shareholder" shall mean any person (other than the Corporation, any Subsidiary or either the Corporation or any Subsidiary acting as Trustee or in a similar fiduciary capacity) who or which: (i) is the beneficial owner of more than 10% of the outstanding Common Stock; or (ii) is an Affiliate of the Corporation and at any time within the two– year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the then outstanding Common Stock; or (iii) acquired any shares of Common Stock which were at any time within the two–year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such acquisition shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1993.

                        (C)  A person shall be a "beneficial owner" of any Common Stock:  (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or (ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Common Stock.

                        (D)  For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph B of this Section II, the number of shares of Common Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C(ii)(a) of this Section II but shall not include any other shares of Common Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                        (E)  (i) An "Affiliate" of a specified person is a person that directly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.  (ii) The term "Associate" used to indicate a relationship with any person means (1) any firm, corporation or other entity (other than the Corporation or any Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse or such person, or any relative of such spouse who has the same home as such person.

                        (F)  "Subsidiary" means any corporation of which a majority of any class of equity securities is owned, directly or indirectly, by the Corporation unless owned solely as trustee or other similar fiduciary capacity.

                        (G)  "Fair Market value" means:  (i) in the case of stock, the closing sales price of a share of such stock on the Composite Tape on the New York Stock Exchange–Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the closing sales price or the sales price or the average of the bid and asked prices reported with respect to a share of such stock on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

                        (H)  The term "acquire" or "acquired" means the acquisition of beneficial ownership.

                        (I)  The Directors of the Corporation shall have the power and duty to determine for the purposes of this Article IX, on the basis of information known to them after reasonable inquiry, (i) whether a person is an Interested Shareholder, (ii) the number of shares of Common Stock beneficially owned by any person, (iii) whether a person is a Affiliate or Associates or another, and (iv) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

                        (J)  Nothing contained in this Article IX shall be construed to relieve any Interested Shareholder of any of its Affiliates or Associates from any fiduciary obligation imposed by law.

X.

                        Except as otherwise provided by law, any amendment or repeal of any provision of the Articles of Incorporation or the By–Laws of the Corporation requires the affirmative vote of holders of 80% of the shares of capital stock of the Corporation then issued and outstanding and entitled to vote on such matters.

XI.

                        A director of the Corporation may be removed only for cause and upon the affirmative vote of the holders of 80% of the issued and outstanding shares entitled to vote on such matter.”

XII.

                        The Corporation shall not commence business until it shall have received not less than $500 in payment for the issuance of shares in stock.

                        IN WITNESS WHEREOF, COMMUNITY BANKSHARES, INC., has caused these Amended and Restated Articles of Incorporation to be executed and its corporate seal to be affixed hereto by its duly authorized officers this 30 th day of June, 1997.

                                                                        COMMUNITY BANKSHARES, INC.

                                                                        By:    /s/ Harry Stephens
                                                                            Harry Stephens
                                                                            Its:  CFO

(CORPORATE SEAL)